UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2009 (April 9, 2009)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2009, Anthony K. McDonald notified the Board of Directors (the "Board") of Keating Capital, Inc. (the "Company") of his resignation from the Board, including the Audit Committee and Valuation Committee thereof, effective April 9, 2009.  Mr. McDonald’s resignation was a personal decision and was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

On April 10, 2009, the Board, upon the recommendation of the independent directors of the Board, appointed William F. Owens to the Board to fill the position vacated by Mr. McDonald, with a term to expire at the Company's next annual meeting of stockholders.  Mr. Owens was also appointed to the Audit Committee of the Board in place of Mr. McDonald. Mr. Owens’ compensation for his services as a director will be consistent with that of the Company's other independent directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Owens and any other persons pursuant to which Mr. Owens was appointed a director of the Company. Mr. Owens is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 15, 2009	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer